Exhibit 99.1

AGNT, Inc. Reports Q3 2026 Results

BELLINGHAM, Wash. — November 5, 2026 — AGNT, Inc. (Nasdaq: AGNT), formerly eXp World Holdings, Inc., (the “Company,” “AGNT” or “we”), the holding company for eXp Realty®, NextHome, Inc., FrameVR.io and SUCCESS® Enterprises, today announced financial results for the third quarter ended September 30, 2026.

“It is a privilege to lead AGNT into its next chapter as Chief Executive Officer. AGNT’s third-quarter results reflect a business with more agents, and more productive agents, than a year ago, and a financial position that we believe leaves us well-positioned to lead the industry through challenging times,” said Leo Pareja, CEO of AGNT, Inc. “Our results are driven by the simple belief that when we put agents first, the business gets stronger. I’m excited about what’s ahead, with a platform that gives agents more ways to grow, a team that executes with discipline, and a culture that has never been afraid to move first. We’re embracing the AI shift that’s reshaping this business, and we’re doing it in a way that works for agents. Whatever the market does next, we intend for AGNT to remain the company the rest of the industry is following.”

“Our third quarter reflects the strength of the financial model we've built and the discipline of the team that runs it,” said Jesse Hill, CFO of AGNT, Inc. “We grew the top line in a housing market that remains challenging, and we’re delivering on our goal to manage the business with discipline while continuing to invest in innovation for our agents. International remained our fastest-growing segment, with revenue up 27% and continued progress toward profitability as we scale. We ended the quarter with over $111 million in cash and cash equivalents and no debt, which gives us a strong balance sheet and the flexibility to invest where we see the greatest opportunity for agents and shareholders alike.”

Third Quarter 2026 Consolidated Financial Highlights as Compared to the Same Year-Ago Period:

●	Revenue increased 6% to $1.4 billion from $1.3 billion.
●	Net loss was $(4.3) million and net loss per diluted share was $(0.03) per share, compared to net income of $3.5 million and net income per diluted share of $0.02.
●	Operating expenses of $87.9 million, a 7% increase from $82.2 million.
●	Adjusted EBITDA[1] (a non-U.S. GAAP financial measure) of $17.1 million, a 3% decrease from $17.7 million.
●	As of September 30, 2026, cash and cash equivalents totaled $111.4 million, compared to $112.8 million.
●	Net cash provided by operating activities was $18.2 million, compared to $28.9 million.
●	Adjusted operating cash flow[2] (a non-U.S. GAAP financial measure) was $41.5 million, compared to $45.4 million.
●	Distributed $8.4 million of cash dividends to shareholders.
●	The Company paid a cash dividend for the third quarter of 2026 of $0.05 per share of common stock on August 28, 2026. On October 23, 2026, the Board declared a cash dividend of $0.05 per share of common stock for the fourth quarter of 2026, expected to be paid on December 4, 2026 to stockholders of record on November 20, 2026.

Third Quarter 2026 Operational Highlights as Compared to the Same Year-Ago Period:

●	AGNT ended the third quarter of 2026 with a global agent Net Promoter Score (“aNPS”) of 67, compared to 75 in the prior-year period. aNPS is a measure of agent satisfaction and an important key performance indicator given the Company’s intense focus on improving the agent experience.
●	Agents and brokers on the AGNT platform were 87,457 as of September 30, 2026, a 5% increase.
●	Third quarter 2026 real estate sales transactions increased 8% year-over-year to 131,546.
●	Third quarter 2026 real estate sales volume increased 10% year-over-year to $59.3 billion.

Fourth Quarter 2026 Outlook:

●	Revenue between $1.0 billion and $1.2 billion.
●	Operating expenses between $93 million and $97 million.
●	Adjusted EBITDA[1] between $(7) million and $0 million.

Full-Year 2026 Outlook:

●	Revenue between $4.85 billion and $5.05 billion.
●	Operating expenses between $362 million and $367 million.
●	Adjusted EBITDA[1] between $40 million and $47 million.

Adjusted EBITDA is a non-U.S. GAAP financial measure and has not been reconciled to the most comparable U.S. GAAP measure outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable U.S. GAAP measures. Forward-looking estimates of Adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted in our filings with the Securities and Exchange Commission (“SEC”).

For a reconciliation of non-U.S. GAAP financial measures to the most directly comparable U.S. GAAP measures on a historical basis, see “Consolidated U.S. GAAP Net Income (Loss) to Consolidated Adjusted EBITDA Reconciliation" and "Adjusted Operating Cash Flow" included in this press release.

The Company will host a conference call and webcast to discuss its results on Thursday, November 5, 2026 at 2 p.m. PT / 5 p.m. ET.

The call is open to investors, current stockholders and anyone interested in learning more about AGNT and its companies. Submit questions in advance to investors@agnt.inc or during the call via Slido using event code A-G-N-T, or simply scan the QR code in the supplemental materials available on AGNT’s investor relations website at AGNT.inc.

Call details are as follows:

The conference call and shareholder presentation will be accessible online via the Company's Investor Relations website, https://www.agnt.inc/events-and-presentations.

You can also register in advance to access the live conference call at: AGNT, Inc. Q3 2026 Earnings Conference Call.

An audio recording of the conference call will be available for replay shortly after the call, for 90 days. To access the replay and shareholder presentation, visit the Events and Presentations section of the Company's Investor Relations website.

About AGNT, Inc.

Built by Agents. Built for Agents. AGNT, Inc. (Nasdaq: AGNT) is the global parent company of eXp Realty®, the most agent-centric™ real estate brokerage on the planet, NextHome, Inc., an award-winning national real estate franchise, FrameVR.io, a virtual collaboration platform, and SUCCESS® Enterprises, a leading personal development and media brand for entrepreneurs. Together, the AGNT platform provides a world-class multi-model operating system empowering independent agents, franchise owners, and team leaders across the Americas, Europe, the Middle East, Asia Pacific, and South Africa. As a publicly traded company, AGNT prioritizes transparency, innovation, and long-term value for agents, franchise owners, staff, and shareholders.

AGNT, Inc. uses its website, www.agnt.inc, as a means of disclosing information which may be of interest or material to its investors and for complying with disclosure obligations under Regulation FD. We intend to announce material information to the public through filings with the Securities and Exchange Commission, our website (www.agnt.inc), press releases, public conference calls, public webcasts, and the following channels:

AGNT LinkedIn (https://linkedin.com/company/agntinc)
AGNT Facebook (https://www.facebook.com/agntinc)
AGNT Instagram (https://www.instagram.com/agnt.inc/)
eXp Realty LinkedIn (https://www.linkedin.com/company/exp-realty/)
eXp Realty Facebook (https://www.facebook.com/eXpRealty)
eXp Realty Instagram (https://www.instagram.com/eXpRealty)
eXp International LinkedIn (https://www.linkedin.com/company/exp-realty-international/)
eXp International Facebook (https://www.facebook.com/expintl/)
eXp International Instagram (https://www.instagram.com/exp.intl/)

Accordingly, investors should monitor each of these disclosure channels.

Use of Non-U.S. GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to adjusted EBITDA and adjusted operating cash flow which are non-U.S. GAAP financial measures that may be different from similarly titled measures used by other companies. These measures are presented to enhance investors’ overall understanding of the Company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company’s non-U.S. GAAP financial measures provide useful information to investors about financial performance, enhance the overall understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management for financial and operational decision-making. These measures may also provide additional tools for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

●	Adjusted EBITDA helps the reader identify underlying trends in the business that could otherwise be masked by the effect of the expenses excluded in adjusted EBITDA. In particular, the Company believes the exclusion of agent growth incentive stock-based compensation, stock compensation expense and stock option expenses provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations. The Company defines adjusted EBITDA to mean net income (loss), excluding other income (expense), net income tax benefit (expense), depreciation, amortization, impairment charges, litigation contingency, legal costs non-recurring, stock-based compensation expense, stock option expense, and other items that are not core to the operating activities of the Company, as applicable.
●	Adjusted operating cash flow helps the reader understand the Company’s cash flow. The Company defines adjusted operating cash flow to mean net cash provided by operating activities, excluding the change in customer deposits.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current expectations, estimates, projections and assumptions about future events and financial performance and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statements in this press release may include, but are not limited to, statements regarding: the Company’s financial outlook for the fourth fiscal quarter of 2026 and full year 2026, including revenue, operating expenses and Adjusted EBITDA; expectations regarding operating leverage, profitability, and cash generation; anticipated benefits from prior operational discipline initiatives; capital allocation priorities; potential growth and enhancement opportunities; international expansion; development, deployment and integration of artificial intelligence and other technology initiatives; agent productivity, attraction and retention; dividend payments; and long-term shareholder value creation.

The Company’s 2026 guidance and other forward-looking statements are based on assumptions and expectations as of the date of this release, including assumptions regarding housing market conditions, transaction volumes, agent count and productivity, competitive dynamics, macroeconomic trends, capital market conditions, regulatory environment, expense management, stock-based compensation, foreign currency impacts, and the absence of significant unforeseen events. These assumptions may prove to be incorrect.

Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include, but are not limited to: adverse changes in residential real estate market conditions, interest rates, consumer confidence, or broader macroeconomic factors; fluctuations in agent attraction, retention, and productivity; the Company’s ability to achieve anticipated operating efficiencies and cost management objectives; variability in stock-based compensation expense and other non-cash charges; risks related to expansion into new markets, models or international jurisdictions; the successful development, integration and adoption of AI-enabled tools and other technology initiatives; competitive pressures, including changes in commission structures or brokerage models; regulatory, tax, or legal developments, including litigation outcomes; cybersecurity incidents or technology disruptions; capital allocation decisions, including dividends or share repurchases; and the timing, structure, or completion of potential growth and enhancement opportunities, if any, and the Company’s ability to realize anticipated benefits therefrom.

Forward-looking statements are not guarantees of future performance. The Company’s guidance represents management’s estimates as of the date of this release and should not be relied upon as necessarily indicative of future results. Actual results may vary materially and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Additional information regarding risks and uncertainties that could affect the Company’s results is included in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Additionally, there may be other risks described from time to time in the reports that the Company files with the SEC.

Media Relations Contact:

AGNT, Inc.

mediarelations@agnt.inc

Investor Relations Contact:

Denise Garcia

investors@agnt.inc

1 A reconciliation of adjusted EBITDA, a non-U.S. GAAP measure, to net income (loss) and a discussion of why management believes adjusted EBITDA is useful to investors is included below.

2 A reconciliation of adjusted operating cash flow, a non-U.S. GAAP measure, to net cash provided by operating activities and a discussion of why management believes adjusted operating cash flow is useful to investors is included below.

AGNT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share amounts and per share data)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$ 1,392,857	$ 1,316,683	$ 3,847,946	$ 3,580,466
Commissions and other agent-related costs	1,301,891	1,230,479	3,582,836	3,325,473
Gross profit	90,966	86,204	265,110	254,993
Operating expenses
General and administrative expenses	66,096	62,341	201,884	203,288
Technology and development expenses	18,869	17,312	54,889	52,210
Sales and marketing expenses	2,889	2,535	8,037	8,231
Litigation contingency	-	-	4,335	-
Total operating expenses	87,854	82,188	269,145	263,729
Operating income (loss)	3,112	4,016	(4,035)	(8,736)
Other (income) expense
Other (income) expense, net	(576)	(608)	(1,501)	(2,311)
Equity in (income) losses of unconsolidated affiliates	6,466	195	6,588	322
Total other (income) expense, net	5,890	(413)	5,087	(1,989)
Income (loss) before income tax expense	(2,778)	4,429	(9,122)	(6,747)
Income tax (benefit) expense	1,480	932	2,927	3,071
Net income (loss)	($ 4,258)	$ 3,497	($ 12,049)	($ 9,818)
Earnings (loss) per share
Basic, net income (loss)	($ 0.03)	$ 0.02	($ 0.07)	($ 0.06)
Diluted, net income (loss)	($ 0.03)	$ 0.02	($ 0.07)	($ 0.06)
Weighted average shares outstanding
Basic	167,831,241	157,101,785	165,357,950	155,985,872
Diluted	167,831,241	160,767,662	165,357,950	155,985,872
Comprehensive income (loss):
Net income (loss)	($ 4,258)	$ 3,497	($ 12,049)	($ 9,818)
Other comprehensive income (loss):
Foreign currency translation gain (loss), net of tax	(237)	(390)	(3,322)	2,662
Comprehensive income (loss)	($ 4,495)	$ 3,107	($ 15,371)	($ 7,156)

AGNT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	(Unaudited)
	September 30, 2026	December 31, 2025

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 111,410	$ 124,245
Restricted cash	74,807	57,218
Accounts receivable, net of allowance for credit losses of $2,378 and $2,690, respectively	134,861	108,838
Prepaids and other assets	11,539	14,567
TOTAL CURRENT ASSETS	332,617	304,868
Property and equipment, net	15,072	14,314
Other noncurrent assets	17,955	23,495
Intangible assets, net	4,356	4,421
Deferred tax assets, net	77,330	77,510
Goodwill	26,937	17,872
TOTAL ASSETS	$ 474,267	$ 442,480

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 11,755	$ 14,613
Customer deposits	68,079	57,204
Accrued expenses	117,628	108,208
Litigation contingency	3,335	17,000
Other current liabilities	1,823	2,676
TOTAL CURRENT LIABILITIES	202,620	199,701
LONG-TERM LIABILITIES
Non-Current Liabilities	1,755	-
TOTAL LIABILITIES	204,375	199,701
EQUITY
Common Stock, $0.00001 par value 900,000,000 shares authorized; 220,143,083 issued and 164,714,010 outstanding at September 30, 2026 and 207,785,762 issued and 161,049,979 outstanding at December 31, 2025	2	2
Additional paid-in capital	1,204,414	1,105,434
Treasury stock, at cost: 55,429,073 shares held at September 30, 2026 and 46,735,783 shares held at December 31, 2025	(774,870)	(742,879)
Accumulated earnings (deficit)	(158,176)	(121,622)
Accumulated other comprehensive income (loss)	(1,478)	1,844
TOTAL EQUITY	269,892	242,779
TOTAL LIABILITIES AND EQUITY	$ 474,267	$ 442,480

AGNT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(UNAUDITED)

	Nine Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES
Net income (loss)	($ 12,049)	($ 9,818)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depreciation expense	5,303	5,243
Amortization expense - intangible assets	1,814	2,014
Loss on disposition of assets	4	-
Credit (benefit) losses on receivables/bad debt on receivables	(312)	935
Equity in loss of unconsolidated affiliates	208	322
Loss on disposal of unconsolidated affiliates	6,376	-
Agent growth incentive stock-based compensation expense	29,933	27,389
Other stock-based compensation	4,971	5,032
Agent equity stock-based compensation expense	65,118	74,709
Deferred income taxes, net	(56)	(661)
Changes in operating assets and liabilities:
Accounts receivable	(25,905)	(35,859)
Prepaids and other assets	4,582	(1,309)
Customer deposits	10,875	17,805
Accounts payable	(2,938)	(698)
Accrued expenses	8,510	36,609
Litigation contingency	(18,000)	(17,000)
Other operating activities	(854)	104
NET CASH PROVIDED BY OPERATING ACTIVITIES	77,580	104,817
INVESTING ACTIVITIES
Purchases of property and equipment	(7,563)	(7,686)
Acquisitions, net of cash acquired	(7,991)	-
Proceeds from sale of assets	1,497	-
Investments in unconsolidated affiliates	127	(12,363)
Capitalized software development costs in intangible assets	365	(443)
NET CASH USED IN INVESTING ACTIVITIES	(13,565)	(20,492)
FINANCING ACTIVITIES
Repurchase of common stock	(31,991)	(46,227)
Proceeds from exercise of options	61	432
Dividends declared and paid	(24,505)	(22,978)
NET CASH USED IN FINANCING ACTIVITIES	(56,435)	(68,773)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(2,826)	2,241
Net change in cash, cash equivalents and restricted cash	4,754	17,793
Cash, cash equivalents and restricted cash, beginning balance	181,463	168,588
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$ 186,217	$ 186,381
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	3,920	3,546
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
Property and equipment purchases in accounts payable	31	84
Investment activity as a result of divestment	3,207	-

AGNT, INC.

CONSOLIDATED U.S. GAAP NET INCOME (LOSS) TO CONSOLIDATED ADJUSTED EBITDA RECONCILIATION
(In thousands)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	($ 4,258)	$ 3,497	($ 12,049)	($ 9,818)
Total other (income) expense, net	5,890	(413)	5,087	(1,989)
Income tax (benefit) expense	1,480	932	2,927	3,071
Depreciation and amortization	2,550	2,424	7,117	7,257
Legal costs non-recurring	—	—	4,485	—
Litigation contingency	—	—	4,335	—
Stock-based compensation expense(1)	10,342	9,694	31,516	27,515
Stock option expense	1,136	1,578	3,475	5,032
Consolidated adjusted EBITDA	$17,140	$17,712	$46,893	$31,068

(1) This includes agent growth incentive stock compensation expense.

ADJUSTED OPERATING CASH FLOW
(In thousands)
(UNAUDITED)

	Three Months Ended September 30,
	2026	2025
Net Cash Provided by Operating Activities	$ 18,241	$ 28,891
Less: Customer Deposits	(23,214)	(16,539)
Adjusted Operating Cash Flow	$ 41,455	$ 45,430